Exhibit 10.45.5

FOURTH AMENDMENT TO THE
COCA-COLA REFRESHMENTS USA, INC. SUPPLEMENTAL
MATCHED EMPLOYEE SAVINGS AND INVESTMENT PLAN

WHEREAS, Coca-Cola Refreshments USA, Inc. (the successor to Coca-Cola Enterprises Inc. and referred to herein as the “Company”) established the Coca-Cola Refreshments USA, Inc. Supplemental Matched Employee Savings and Investment Plan (formerly the Coca-Cola Enterprises Inc. Supplemental Matched Employee Savings and Investment Plan and referred to herein as the “Plan”) for the exclusive benefit of eligible employees of the Company and its affiliates that have adopted the Plan;
WHEREAS, Article VIII of the Plan reserves the right of the Company to amend the Plan at any time through action of The Coca-Cola Company Benefits Committee; and
WHEREAS, the Company desires to freeze the Plan, generally effective as of December 31, 2011.
NOW, THEREFORE, the Plan is hereby amended as follows, effective as specified below:
1.    Effective December 31, 2011, Article III is amended by adding the following new Section 3.6:
3.6    Plan Freeze. Notwithstanding anything contained herein to the contrary, no Eligible Employee may make a Deferral Election, and no Matching Contributions shall be made, for any Plan Year beginning on or after January 1, 2012. Any Deferral Election made for the Plan Year beginning on January 1, 2011, including with respect to a MIP Award payable for services performed in the Plan Year beginning on January 1, 2011 and paid in 2012, shall remain in effect. No Employer matching contributions shall be made after December 31, 2011 (including any Employer matching contributions that would otherwise be made under Section 4.1(b)(2) in 2012 and matching contributions with respect to MIP Awards paid in 2012). Participants may continue to earn Vesting Service under the Plan on and after January 1, 2012, and the distribution provisions under Article V, and any elections made thereunder, shall continue to apply to a Participant's Account.
IN WITNESS WHEREOF, by delegation of the Board of Directors of the Company, The Coca-Cola Company Benefits Committee has adopted this Amendment on the date shown below, but effective as of the dates indicated above.
The Coca-Cola Company Benefits Committee
By /s/ Sue Fleming
Sue Fleming, Chairperson

Date 12/14/11